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                                   Exhibit 5.3

                 Consent of Davies Ward Phillips & Vineberg LLP

                                                                    May 28, 2003



TO:      Securities and Exchange Commission


                                     CONSENT

                  We hereby consent to the reference to our name under the headings "Certain Canadian Federal Income Tax Information for Canadian Residents", "Legal Matters" and "Eligibility for Investment" in the prospectus contained in the registration statement on Form F-10 being filed on May 28, 2003 by Rogers Communications Inc.

                                         Yours truly,



                                         /s/ DAVIES WARD PHILLIPS & VINEBERG LLP